UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 931-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 14, 2024, Hillenbrand, Inc., an Indiana corporation (the “Company”), completed its previously announced underwritten public offering (the “Offering”) of $500,000,000 aggregate principal amount of 6.2500% Senior Notes due 2029 (the “Notes”). The Notes were offered and sold pursuant to a prospectus, dated February 7, 2024, forming a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333- 276917), and a prospectus supplement, dated February 7, 2024. The Notes were issued under an Indenture, dated July 9, 2010 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 11, dated February 14, 2024, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Eleventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture and the forms of the Notes provide, among other things, that the Notes are senior unsecured obligations of the Company.

Interest is payable on the Notes on February 15 and August 15 of each year beginning on August 15, 2024, until their maturity date of February 15, 2029.

The Company may redeem the Notes at any time in whole, or from time to time in part, prior to February 15, 2026, at its option at the “make-whole” redemption price, as described in the Indenture. The Company may also redeem the Notes at any time in whole, or from time to time in part, on or after February 15 of the relevant year listed as follows:

•	2026 at a redemption price of 103.1250%;

•	2027 at a redemption price of 101.5625%; and

•	2028 and thereafter at a redemption price of 100.000%.

At any time prior to February 15, 2026, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings (as defined in the Indenture) at a redemption price of 106.2500% of the principal amount of the Notes being redeemed. In each of the above cases, the Company will also pay any accrued and unpaid interest to, but excluding, the applicable redemption date.

Subject to certain limitations, in the event of a change of control repurchase event, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Company’s payment obligations under the Notes are fully and unconditionally guaranteed on an unsecured senior basis by each of its subsidiaries that guarantees the Company’s Fourth Amended and Restated Credit Agreement, dated as of June 8, 2022, subsequently amended on June 21, 2023 and July 14, 2023, by and among the Company and certain of its affiliates, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended. The Notes are not guaranteed by any of the Company’s foreign subsidiaries. The Indenture also contains certain limitations on the Company’s ability to incur liens or enter into sale leaseback transactions, as well as customary events of default.

The Company intends to use the net proceeds from the Offering to repay borrowings under its multi-currency revolving credit facility, without a reduction in commitment, and may use any remaining proceeds for general corporate purposes, including repayment of other indebtedness.

A copy of the Base Indenture is referenced as Exhibit 4.1 to this Current Report on Form 8-K, a copy of the Eleventh Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K, and a copy of the form of Notes is attached as Exhibit 4.3 to this Current Report on Form 8-K, and each of the foregoing is incorporated by reference herein. The above description of the material terms of the Base Indenture, the Eleventh Supplemental Indenture, and the Notes does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of July 9, 2010, by and between the Company and the Trustee (Incorporated by reference to Exhibit 4.11 to Form S-3 filed July 6, 2010)

4.2	Supplemental Indenture No. 11, dated as of February 14, 2024, by and among the Company, the subsidiary guarantors party thereto and the Trustee

4.3	Form of the Company’s 6.2500% Senior Notes due 2029 (included in Exhibit 4.2)

5.1	Opinion of Ice Miller LLP

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Ice Miller (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 14, 2024	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Senior Vice President, General Counsel and Secretary